Exhibit 16.1

August 15, 2013

United States
Securities and Exchange Commission
Washington, D.C. 20549

RE:	MacroSolve, Inc.
Form 8-K
Commission File Number:  333-15032

We have reviewed the information contained in the accompanying Form 8-K and are in agreement with the information contained therein.

Sincerely,

Hood & Associates, CPAs, P.C.
Tulsa, Oklahoma